EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS RECORD SECOND QUARTER RESULTS FOR FISCAL YEAR 2015

Continued Strength in North American Leasing Operations Drives Nineteenth Consecutive Quarter of Year-Over-Year Increase in Total Revenues and Adjusted EBITDA

PASADENA, CA – February 9, 2015 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, liquid containment and modular space (“portable services”) industries (the “Company”), today announced its consolidated financial results for the second quarter ended December 31, 2014. The consolidated results include the Company’s Asia-Pacific leasing operations in Australia and New Zealand, under majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in those regions, and North America leasing operations, under wholly-owned Pac-Van, Inc. (“Pac-Van”) and Lone Star Tank Rental Inc. (“Lone Star”),  providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings, and 90%-owned Southern Frac, LLC (“Southern Frac”), a domestic manufacturer of portable liquid storage tank containers.

Second Quarter 2015 Highlights
•	Total revenues were $88.7 million, an increase of 35% over the second quarter of fiscal year 2014.
•	Leasing revenues comprised 70% of total non-manufacturing revenues versus 55% for the second quarter of fiscal year 2014.
•	Adjusted EBITDA was $27.7 million, an increase of 67% over the second quarter of fiscal year 2014, primarily driven by increased sales and leasing revenues in North America.
•	Adjusted EBITDA margin was 31%, compared to 25% in the second quarter of fiscal year 2014.
•	Net income attributable to common shareholders was $4.6 million, or $0.17 per diluted share, compared to $1.6 million, or $0.07 per diluted share, for the second quarter of fiscal year 2014.
•	Average fleet unit utilization was 84%, compared to 82% in the second quarter of fiscal year 2014.
•	Completed three acquisitions during the quarter.

YTD 2015 Highlights
•	Total revenues were $169.1 million, an increase of 29% over the first six months of fiscal year 2014.
•	Leasing revenues comprised 70% of total non-manufacturing revenues versus 52% for the first six months of fiscal year 2014.
•	Adjusted EBITDA was $53.2 million, an increase of 81% over the first six months of fiscal year 2014, primarily driven by increased sales and leasing revenues in North America.
•	Adjusted EBITDA margin was 31%, compared to 22% in the first six months of fiscal year 2014.
•	Net income attributable to common shareholders was $8.3 million, or $0.31 per diluted share, compared to $2.0 million, or $0.08 per diluted share, for the first six months of fiscal year 2014.
•	Average fleet unit utilization was 83%, compared to 81% in the first six months of fiscal year 2014.
•	Completed four acquisitions during the first six months of fiscal year 2015, three in North America and one in the Asia-Pacific region.

Management Commentary

"We are very pleased with our strong performance for the second quarter of fiscal year 2015, where we posted our nineteenth consecutive quarter of year-over-year growth in revenues and adjusted EBITDA,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Our North American leasing operations continue to experience growth across all product lines and end markets while increasing average lease rates and fleet utilization. In the Asia-Pacific region, while we continue to benefit from our market leading position, a diversified customer base and a broad product offering, our second quarter results were impacted by the weakening Australian dollar relative to the U.S. dollar and a slowdown in the resources sector.”

Mr. Valenta added, “Our solid operating and financial performance has been supported by our capital investment strategy of increasing the size of our lease fleet and pursuing accretive acquisitions in the attractive container asset class. We have acquired five portable storage container businesses, including one in early January, bringing this fiscal year’s investment in acquisitions to $36 million, with over 95% of this investment occurring in North America.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our North America leasing operations  delivered another outstanding quarter with revenues more than doubling and adjusted EBITDA nearly tripling from last year, driven by the inclusion of Lone Star in this fiscal year’s results, as well as another very strong quarter at Pac-Van. In the Asia-Pacific region, Royal Wolf reported a relatively flat adjusted EBITDA on a local currency basis, despite a double-digit local currency decline in revenues, which were impacted by softness in the resource sector and last year’s inclusion of the final installment of a large one-time sale to a freight logistics customer that was not repeated in this year’s second quarter.”

Mr. Barrantes continued, “We are also pleased to announce that in January, our North American leasing operations amended its credit facility to, among other things, increase the maximum borrowing capacity from $200 million to $220 million by adding a $20 million real estate sub-facility, which will enable us to acquire real property that we deem strategic to our ongoing operations as we pursue our growth strategy.”

Second Quarter 2015 Operating Summary

North America
Revenues from our North America leasing operations for the second quarter of fiscal year 2015 totaled $49.2 million and more than doubled from the $21.4 million for the same period in fiscal year 2014. Excluding the impact of Lone Star, which contributed revenues of $17.4 million in the second quarter of fiscal year 2015, revenues increased by 49% from the prior year’s second quarter, driven by increases in both sales and leasing revenues of approximately 73% and 40%, respectively. Improved demand across most sectors, particularly in commercial, mining and energy, construction, retail and government drove our revenue increases. Adjusted EBITDA for the second quarter of fiscal year 2015 nearly tripled to $17.0 million, compared with $6.1 million for the year-ago second quarter. The significant increase in adjusted EBITDA in absolute dollars and as a percentage of revenues was primarily driven by the results from Lone Star; as well as by strong lease fleet utilization, a 44% increase in the average number of units on lease and improved lease rates across most product lines at Pac-Van.

North American manufacturing revenues for the second quarter of fiscal year 2015 totaled $13.1 million.  Included in this amount were intercompany revenues of $6.0 million from portable liquid storage tank containers sold to our North America leasing operations and eliminated in the Company’s consolidated results. This compares to $6.5 million and $3.8 million of stand-alone and intercompany revenues, respectively, during the second quarter of fiscal year 2014. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $2.8 million for the quarter, as compared to $0.8 million in the second quarter of fiscal year 2014.  Southern Frac benefited from increased demand at our North America leasing operations and from external customers, and the improvement in adjusted EBITDA was due to a combination of positive operating leverage associated with the higher revenues and efficiencies attained in the manufacturing process.

Asia-Pacific
Revenues from our Asia-Pacific leasing operations for the second quarter of fiscal year 2015 totaled $32.4 million, compared with $41.5 million for the second quarter of fiscal year 2014, a decrease of 22%.  The decline in revenues was primarily due to last year’s inclusion of $3.4 million from the final installment of a large one-time sale to a freight logistics customer that was not repeated in this fiscal year’s second quarter, lower sales revenue from the resources sector, and an approximate 8% unfavorable foreign exchange translation effect between periods. Adjusted EBITDA for the second quarter of 2015 was $10.2 million, compared with $11.1 million for the year-ago quarter, a decrease of 8%. On a local currency basis, revenues declined by 15% and adjusted EBITDA decreased by 1%.

Balance Sheet and Liquidity Overview

At December 31, 2014, the Company had total debt of $358.1 million and cash and cash equivalents of $6.3 million, compared with $302.9 million and $5.8 million at June 30, 2014, respectively. At December 31, 2014, Royal Wolf had $9.1 million available to borrow under its $142.8 million (A$175.0 million) credit facility, and our North America leasing operations had $47.4 million available to borrow under its credit facility.

During the first six months of fiscal year 2015, the Company generated cash from operating activities of $21.1 million, as compared to $15.8 million of cash from operating activities for the first six months of fiscal year 2014.  For the first six months of fiscal year 2015, the Company invested a net $43.8 million ($36.5 million in North America and $7.3 million in the Asia-Pacific) in the lease fleet, as compared to $33.4 million in net fleet investment ($17.7 million in North America and $15.7 million in the Asia-Pacific) in the first six months of fiscal year 2014.

Receivables were $65.8 million at December 31, 2014, as compared to $61.5 million at June 30, 2014. Days sales outstanding in receivables were 38 days and 67 days for Asia-Pacific and North America leasing operations, respectively, compared to 43 days and 67 days at June 30, 2014, respectively.

Outlook

Based on our year-to-date results, six month outlook and revised expectations for the value of the Australian dollar versus the U.S. dollar, management is comfortable that consolidated adjusted EBITDA should be at the upper end of the 28% to 33% growth range as outlined in the Company’s fourth quarter and fiscal year 2014 earnings press release and conference call, and that consolidated revenues for fiscal year 2015 should now be in the range of $310 million to $325 million. This outlook does not take into account the impact of current year acquisitions.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 72154571. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 23, 2015 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 72154571.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, liquid containment and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions, and North America leasing operations consist of wholly-owned Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com),  providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended December 31,		Six Months Ended December 31,
	2013	2014	2013	2014

Revenues
Sales:
Lease inventories and fleet	$28,417	$24,610	$59,646	$47,403
Manufactured units	2,703	7,104	6,148	9,079
	31,120	31,714	65,794	56,482
Leasing	34,509	56,993	65,581	112,667
	65,629	88,707	131,375	169,149

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	21,604	17,605	46,392	34,096
Manufactured units	1,965	4,936	4,573	6,027
Direct costs of leasing operations	12,100	21,194	24,044	40,335
Selling and general expenses	14,018	17,892	28,196	36,866
Depreciation and amortization	5,802	9,367	11,262	18,644

Operating income	10,140	17,713	16,908	33,181

Interest income	11	10	23	24
Interest expense	(2,334)	(5,501)	(4,726)	(10,827)
Foreign currency exchange gain (loss) and other	56	(357)	(549)	155
	(2,267)	(5,848)	(5,252)	(10,648)

Income before provision for income taxes	7,873	11,865	11,656	22,533

Provision for income taxes	3,291	4,746	4,872	9,013

Net income	4,582	7,119	6,784	13,520

Preferred stock dividends	(922)	(922)	(1,675)	(1,844)
Noncontrolling interests	(2,037)	(1,606)	(3,084)	(3,367)

Net income attributable to common stockholders	$1,623	$4,591	$2,025	$8,309

Net income per common share:
Basic	$0.07	$0.18	$0.08	$0.32
Diluted	0.07	0.17	0.08	0.31

Weighted average shares outstanding:
Basic	24,342,102	25,786,135	24,334,977	25,718,462
Diluted	24,986,979	26,684,968	24,979,854	26,617,295

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2014	December 31, 2014
Assets
Cash and cash equivalents	$5,846	$6,290
Trade and other receivables, net	61,474	65,792
Inventories	27,402	41,893
Prepaid expenses and other	9,919	6,771
Property, plant and equipment, net	30,614	40,150
Lease fleet, net	396,552	418,033
Goodwill	93,166	97,357
Other intangible assets, net	43,516	43,874
Total assets	$668,489	$720,160

Liabilities
Trade payables and accrued liabilities	$53,838	$56,131
Income taxes payable	1,136	1,367
Unearned revenue and advance payments	14,480	13,783
Senior and other debt	302,877	358,075
Deferred tax liabilities	38,273	44,974
Total liabilities	410,604	474,330

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 25,657,257 and 25,824,899 shares issued and outstanding at June 30, 2014 and December 31, 2014, respectively	3	3
Additional paid-in capital	128,030	124,823
Accumulated other comprehensive income (loss)	1,915	(8,117)
Accumulated deficit	(11,786)	(1,633)
Total General Finance Corporation stockholders’ equity	158,262	155,176
Equity of noncontrolling interests	99,623	90,654
Total equity	257,885	245,830
Total liabilities and equity	$668,489	$720,160

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income on a consolidated basis and from operating income for our geographic segments (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2013	2014	2013	2014
Net income	$4,582	$7,119	$6,784	$13,520
Add (deduct) —
Provision for income taxes	3,291	4,746	4,872	9,013
Foreign currency exchange loss (gain) and other	(56)	357	549	(155)
Interest expense	2,334	5,501	4,726	10,827
Interest income	(11)	(10)	(23)	(24)
Depreciation and amortization	5,975	9,575	11,634	19,070
Share-based compensation expense	464	390	870	914
Adjusted EBITDA	$16,579	$27,678	$29,412	$53,165

	Quarter Ended December 31, 2013				Quarter Ended December 31, 2014
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$6,974	$4,198	$500	$(843)	$6,074	$11,382	$2,519	$(1,030)
Add -
Depreciation and amortization	3,938	1,804	233	--	3,935	5,546	267	--
Share-based compensation expense	215	71	26	152	164	72	28	126
Adjusted EBITDA	$11,127	$6,073	$759	$(691)	$10,173	$17,000	$2,814	$(904)
Intercompany adjustments				$(689)				$(1,405)

	Six Months Ended December 31, 2013				Six Months Ended December 31, 2014
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$12,026	$7,111	$1,268	$(1,882)	$11,081	$22,961	$5,330	$(2,159)
Add -
Depreciation and amortization	7,681	3,460	492	1	7,984	10,850	544	1
Share-based compensation expense	353	169	52	296	364	155	56	339
Adjusted EBITDA	$20,060	$10,740	$1,812	$(1,585)	$19,429	$33,966	$5,930	$(1,819)
Intercompany adjustments				$(1,615)				$(4,341)